Exhibit 4.56

EXECUTION VERSION

AMENDMENT TO THE

DEALER MANAGER AGREEMENT

March 12, 2012

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

J.P. Morgan Securities Ltd.

125 London Wall

London EC2Y 5AJ

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

1 Bryant Park

New York, New York 10036

Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

Ladies and Gentlemen:

This amendment (this “Amendment”) to the Dealer Manager Agreement, dated February 27, 2012 (the “Dealer Manager Agreement”), by and among the CEMEX Parties, the Capital SPVs, and the Dealer Managers (collectively, the “Parties”), will confirm the understanding among the Parties. Capitalized terms not otherwise defined in this Amendment have the same meaning as specified in the Dealer Manager Agreement.

1.	Amendments.

a.	The Parties hereby agree to amend the Dealer Manager Agreement, effective as of the date hereof, so that all references to the “Early Participation Date” refer instead to the expiration of the withdrawal period relating to the Offers, as may be extended by CEMEX España, Luxembourg Branch.

2.	Miscellaneous.

a.

This Amendment, and any claim, controversy or dispute relating to or arising out of this Amendment, shall be governed by and construed in accordance with the laws of the State of New York. The CEMEX Parties, the Capital SPVs and you

irrevocably agree to waive trial by jury in any action, proceeding, claim or counterclaim brought by or on behalf of any party related to or arising out of this Amendment.

b.	This Amendment contains the entire agreement between the parties relating to the subject matter hereof and supersedes all prior understandings, agreements and arrangements, written or oral, with respect thereto. This Amendment may not be amended or modified except by a writing executed by each of the parties hereto. Section headings herein are for convenience only and are not a part of this Agreement. In the event that any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof or of the Dealer Manager Agreement, both of which shall remain in full force and effect. None of the parties hereto shall be responsible or have any liability to any other party for any indirect, special or consequential damages arising out of or in connection with this Amendment, even if advised of the possibility thereof. This Amendment may be executed in counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.

Please indicate your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this Amendment so signed, whereupon this Amendment and your acceptance shall constitute a binding agreement among each of the CEMEX Parties, the Capital SPVs and you.

Very truly yours,

CEMEX, S.A.B. de C.V.

By:	/s/ José Antonio González Flores
Name: José Antonio González Flores
Title: Attorney-in-Fact

CEMEX México, S.A. de C.V.

By:	/s/ José Antonio González Flores
Name: José Antonio González Flores
Title: Attorney-in-Fact

New Sunward Holding B.V.

By:	/s/ José Antonio González Flores
Name: José Antonio González Flores
Title: Attorney-in-Fact

New Sunward Holding Financial Ventures, B.V.

By:	/s/ Agustín Blanco
Name: Agustín Blanco
Title: Attorney-in-Fact

CEMEX Finance Europe B.V.

By:	/s/ Agustín Blanco
Name: Agustín Blanco
Title: Attorney-in-Fact

CEMEX España, S.A., Luxembourg Branch

By:	/s/ Roger Saldaña
Name: Roger Saldaña
Title: Attorney-in-Fact

By:	/s/ Agustín Blanco
Name: Agustín Blanco
Title: Attorney-in-Fact

C5 Capital (SPV) Limited

By:	/s/ Ogier Managers (BVI) Limited
Name: Ogier Managers (BVI) Limited
Title: Sole Director

C8 Capital (SPV) Limited

By:	/s/ Ogier Managers (BVI) Limited
Name: Ogier Managers (BVI) Limited
Title: Sole Director

C10-EUR Capital (SPV) Limited

By:	/s/ Ogier Managers (BVI) Limited
Name: Ogier Managers (BVI) Limited
Title: Sole Director

C10 Capital (SPV) Limited

By:	/s/ Ogier Managers (BVI) Limited
Name: Ogier Managers (BVI) Limited
Title: Sole Director

Accepted as of the date first above written:

J.P. MORGAN SECURITIES LLC

By:	/s/ Roberto D’Avola
Name: Roberto D’Avola
Title: Executive Director

J.P. MORGAN SECURITIES LTD.

By:	/s/ Roberto D’Avola
Name: Roberto D’Avola
Title: Executive Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Maxim Volkov
Name: Maxim Volkov
Title: Managing Director

MERRILL LYNCH INTERNATIONAL

By:	/s/ John Cavanagh
Name: John Cavanagh
Title: Managing Director